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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Earliest Event Reported
                                 March 31, 2003

                             Bresler & Reiner, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation of organization)



                0-6201                                 52-0903424
                ------                                 ----------
          (Commission File Number)        (IRS Employer Identification Number)

                        11140 Rockville Pike, Suite 620,
                               Rockville, MD 20852
           (Address of principal executive office including zip code)


       Registrant's telephone number, including area code: (301) 945-4300




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Item 9. (Information Provided Under Item 12. Disclosure of Results of Operations
and Financial Condition.)

On March 31, 2003, Bresler & Reiner, Inc. issued a press release announcing its earnings for the year ended December 31, 2003. The press release is attached as
Exhibit 99.1. As part of the press release, Bresler & Reiner furnished financial information pertaining to shareholders' equity per share calculated in accordance with Generally Accepted Accounting Principles (GAAP) and cash and short-term investments per share ("CPS"), a "non-GAAP financial measure." The following table sets forth a reconciliation of shareholders' equity per share and cash and short-term investments per share.

                             BRESLER & REINER, INC.

       Reconciliation of GAAP-based Shareholders' Equity Per Share to CPS
                      For the year ended December 31, 2002

                                                                         12/31/2002        Per Share
                                                                   -------------------------------------

GAAP-based shareholders' equity per share                           $  118,514,000       $ 43.27
Minority interest                                                       13,328,000          4.87
Total liabilities                                                      111,650,000         40.77
Total real estate, net                                                 (99,715,000)       (36.41)
Mortgage and notes, affiliates                                          (2,433,000)        (0.89)
Mortgage and notes, other                                               (4,222,000)        (1.54)
Other                                                                   (3,135,000)        (1.14)
Due to affiliates                                                         (180,000)        (0.07)
Investments in and advances to joint ventures and partnerships         (36,649,000)       (13.38)
Deferred charges and other assets, net                                 (11,647,000)        (4.25)
                                                                    --------------       --------
Cash and short-term investments                                     $   84,415,000       $  30.82
                                                                    ==============       ========

Use of Non-GAAP Financial Measure

The Company presented the non-GAAP financial measure as additional disclosure to supplement GAAP financial information and to emphasize the results of its overall business strategy. During 2002, the Company executed a strategy to take advantage of the low interest rate climate to raise capital on favorable terms by placing mortgages on acquired and previously unencumbered assets. The Company thought it appropriate to disclose CPS in order to reflect the growth in cash and short-term investments resulting from this strategy.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       BRESLER & REINER, INC., Registrant

Date:  April 7, 2003                        By: /s/ Sidney M. Bresler
                                                ___________________________
                                                    Sidney M. Bresler
                                                    Chief Executive Officer

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